Dean Heller
      Secretary of State
      284 North Carson St, Suite 7
      Carson City, Nevada 89701-4298
      (778) 684-5708
      Website:  secretaryofstate.biz

      Certificate of Amendment
       (Pursuant to NRS 78.385 and 78.390)

Important:  Read attached instructions        Above space is for office use only
            before completing form

              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
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          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:  International Sports and Media Group Inc.
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2.  The  articles  have  been  amended  as  follows (provide article numbers, if available):
Article Three. SHARES: The total number of shares this corporation is authorized
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to issue is 500,000,000 shares of common stock, $0.001 par value; and 75,000,000
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shares  of  preferred  stock,  $0.001  par  value. The board of directors of the
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corporation is hereby granted the power to authorize by resolution, duly adopted
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from  time  to  time,  the  issuance of any or all of the preferred stock in any
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number  of  classes or series within such classes and to set all of the terms of
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such  preferred stock of any class or series, including, without limitation, its
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voting  powers,  other  powers, preferences, rights, privileges, qualifications,
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restrictions  and/or  limitations.
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3.  The  vote  by  which  the  stockholders  holding  shares  in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation  have  voted  in  favor  of  the  amendment  is  :  62%          *
                                                               -----------------

4. Effective date of filing (optional):
                                      ------------------------------------------
                                     (must not be later than 30 days after the
                                      certificate is filed)

5. Officer Signature (required):  /s/  Yan Skwara   President
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* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may Cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees.  See attached fee schedule